Exhibit 10.11

HSBC Commercial Banking – GP4 Major 1 (CARM 170310 / 170524 & CM 170328) LETTER TO SURETY CONFIDENTIAL Choi Lin Hung and Ng Tsze Lun c/o Treasure Success International Limited 19/F Ford Glory Plaza 37-39 Wing Hong Street Cheung Sha Wan Kowloon 31 May 2017 Dear Sirs Re: Treasure Success International Limited (the ‘Customer’) A Guarantee (Unlimited Amount) from Choi Lin Hung and Ng Tsze Lun (the ‘Security’) The Customer has told the Bank that you may be prepared to provide the Security for the liabilities of the Customer to the Bank. You are provided with the option to choose whether the Security shall be limited or unlimited in amount. Please indicate your choice by ticking one of the following boxes: • (A) Security for a limited amount [You are liable for the Customer’s debts up to the amount of the ‘Maximum Liability’ as described in the Security.] OR • (B) Security for an unlimited amount [You should note that the Security you are signing does not have a limit on your liability. The Security will secure all liabilities of the Customer. The Bank will inform you of any increase in the amount of the Borrower’s facilities but will not be required to seek your consent to such increase.] THE BANK RECOMMENDS THAT YOU SEEK INDEPENDENT LEGAL ADVICE BEFORE SIGNING THE SECURITY OF YOUR CHOICE. SHOULD YOU WISH TO SEEK SUCH ADVICE YOU ARE FREE TO CONSULT SUCH SOLICITORS AS YOU WISH. YOU HAVE, HOWEVER, ADVISED THE BANK THAT YOU WISH TO SIGN THE SECURITY WITHOUT THE BENEFIT OF OBTAINING INDEPENDENT LEGAL ADVICE. Enclosed with this letter are: 1. a copy each of the Security for a limited amount and the Security for an unlimited amount; 2. relevant Explanatory Notes setting out certain details in relation to each of the Security forms enclosed; 3. a copy of the Facility Letter evidencing the obligations to be guaranteed or secured by you. The Hongkong and Shanghai Banking Corporation Limited HSBC Main Building, 1 Queen’s Road Central. Hong Kong Tel: (852) 2822 1111 Web: www.hsbc.com.hk lncorporated in the Hong Kong SAR with limited liability Registered at the Hong Kong Companies Registry No. 263876 Page 1 of 2 L019 (220799)

At your request, the Bank can also supply you with copies of any security documents provided by you to the Bank. Please sign and return to the Bank the duplicate copy of this letter together with the duplicate Explanatory Note relating to the Security of your choice. Please then telephone Chris Lam to make an appointment at the Bank in order to sign the Security of your choice. It remains your ongoing responsibility to keep the Bank informed of any events which may be relevant to the Security, such as: - charging order on a property which is the subject of the Security; and / or - potential change in ownership of any asset which is the subject of the Security; and / or - your filing bankruptcy; and / or - any other event that may have an impact on the value of the Security. Should you have any questions regarding completion of the Security please telephone Chris Lam and please do likewise should you wish to act upon the Bank’s recommendation that you seek independent legal advice prior to signing the Security of your choice as in the latter instance alternate arrangements will need to be made for you to sign the Security. Yours faithfully Chris Lam Senior Vice President For and on behalf of The Hongkong and Shanghai Banking Corporation Limited I/We confirm that I/we understand and agree with the contents of this letter and the enclosed Explanatory Note and that: I/We do not wish to take independent legal advice and return the signed Explanatory Note relating to the Security of my/our choice. I/We have elected to provide the Security of the choice indicated above after considering the terms of the respective forms of the Security provided and also the relevant Explanatory Notes. I/We acknowledge that the Bank has strongly recommended that I/we seek independent legal advice in relation to and before signing the Security. Surety: Surety: CHOI LIN HUNG NG TSZE LUN Page 2 of 2

To: The Hongkong and Shanghai Banking Corporation Limited The Hong Kong Special Administrative Region GUARANTEE (Unlimited Amount) 1. Definitions “Bank” means The Hongkong and Shanghai Banking Corporation Limited or any person who is entitled at any future date to exercise all or any of the Bank’s rights under this Guarantee: “Banking Facilities” means such facilities as the Bank may make or continue to make available to the Customer or to any other person at the request of the Customer at any branch or office of the Bank and whether now or in the future; “Customer” means all or any one or more persons whose names and addresses are specified in the Schedule; “Default Interest” means interest at such rate as the Bank specifies in its Tariff Book from time to time, compounded monthly if not paid on the dales specified by the Bank: “Exchange Rate” means the rate for converting one currency into another currency which the Bank determines to be prevailing in the relevant foreign exchange market at the relevant time, such determination to be conclusive and binding on the Guarantor; “Guaranteed Monies” means (i) all monies, obligations and liabilities in any currency whenever and however due, owing or incurred, whether with or without the Guarantor’s knowledge or consent and due, owing or incurred by the Customer to the Bank at any branch or office at any time, whether separately or jointly with any other person, actually or contingently whether presendy or in future in any capacity including as principal or as surety; (ii) interest (both before and after any demand or judgment), to the date on which the Bank receives payment, at the rates payable by the Customer or which would have been payable but for any circumstance which restricts or prohibits payment: (iii) any amount due under the indemnity in Clauses 9 and 16.03 below; and (iv) all costs, expenses and fees incurred or charged by the Bank in enforcing this Guarantee on a full indemnity basis: “Guarantor” means all or any persons whose names and addresses are specified in the Schedule; together with their executors, administrators, successors and assigns: “person” includes an individual, firm, company, corporation and an unincorporated body of persons; “Process Agent” means the person, if any, whose name and Hong Kong address are specified in the Schedule; and “Tariff Book” means the Bank’s tariff book which is available upon request or accessible at http://www.commercial.hsbc.com.hk/1/2/commercial/customer service/tariffs or such other source as may replace that webpage. 2. Interpretation 2.01 Where there are two or more persons comprised in the expression “the Customer” the Guaranteed Monies shall include all monies and liabilities due owing or incurred to the Bank by such persons whether solely or jointly with one or more of the others or any other person(s) and the expression “the Customer” will be construed accordingly. 2.02 Where the persons comprised in the expression “the Customer” are carrying on business in partnership under a firm name or are trustees of a trust the Guaranteed Monies (notwithstanding any change in the composition of that partnership) shall include the monies and liabilities which shall at any time be due owing or incurred to the Bank by the person(s) from time to time carrying on the partnership business under that name or under any name in succession thereto and includes those due from all persons from time to time being trustees of that trust and the expression “the Customer” shall be construed accordingly. 2.03 Where there are two or more persons comprised in the expression “the Guarantor” the obligations of each such person as Guarantor under this Guarantee shall be joint and several. 3. Guarantee 3.01 In consideration of the Banking Facilities, the Guarantor guarantees to pay toe Guaranteed Monies to the Bank on demand. 3.02 The Guarantor shall pay Default Interest (to the extent that it is not paid by the Customer) on the Guaranteed Monies from the date of demand by the Bank on the Guarantor until the Bank receives payment of the whole of the Guaranteed Monies (both before and after any demand or judgment or any circumstances which restrict payment by the Customer). 3.03 A certificate of balance signed by any duly authorised officer of the Bank shall be conclusive evidence against the Guarantor of the amount of the Guaranteed Monies owing at any time. 3.04 The Bank shall be entitled to retain this Guarantee and any security it has in respect of the Guaranteed Monies until it is satisfied that any repayment of the Guaranteed Monies will not be avoided whether as a preference or otherwise. 4. Continuing and Additional Security 4.01 This Guarantee is a continuing security and shall secure the whole of the Guaranteed Monies until one calendar month after receipt by the Bank of notice in writing by the Guarantor or a liquidator, receiver or personal representative of the Guarantor (in the event of the death of the Guarantor) to terminate it. In the case of the Guarantor’s death, this Guarantee shall remain binding as a continuing guarantee on that Guarantor’s heirs, executors, successors or administrators until the expiry of notice given in accordance with this Clause. Nevertheless and despite the giving of such notice, this Guarantee shall continue to apply to the Guaranteed Monies in respect of which the Customer is or becomes actually or contingently liable up to such termination and the Guarantor guarantees to pay such Guaranteed Monies to the Bank on demand whether that demand is made before, at the time of or after such termination. 4.02 Where there is more than one person comprised in the expression “the Guarantor”, any notice under Clause 4.01 above may be given by any one of the persons comprising the Guarantor. The Bank will treat any such notice as terminating that Guarantor’s liability to the extent provided in Clause 4.01 without affecting or terminating the obligations or liability of any otter person comprising the Guarantor and this Guarantee shall continue to bind those persons as a continuing guarantee. 4.03 This Guarantee is in addition to, shall not be affected by and may be enforced despite the existence of any other guarantee or security held by the Bank. 4.04 Where there is more than one person comprised in the expression “the Guarantor”, if for any reason this Guarantee is not or ceases to be binding on any Guarantor, it shall subject to Clause 3.01 remain binding as a continuing security on the remaining person(s) comprising the Guarantor. 4.05 The obligations of the Guarantor under this Guarantee shall not be affected by any of the following: (i) any part payment of the Guaranteed Monies by the Customer or any other person; (ii) any change in the name or constitution of the Customer, the Guarantor or the Bank; (iii) any merger, amalgamation, reconstruction or reorganisation affecting the Customer, the Guarantor or the Bank; (iv) the death, mental incapacity, bankruptcy, insolvency, liquidation or administration of the Customer or the Guarantor; and (v) any other act, omission, event or circumstance which but for this provision would discharge any Guarantor from liability under this Guarantee. Page 1/4 Member HSBC Group CBA418R9 H

5. Customer’s Accounts The Bank may, at any time and despite the termination of this Guarantee, continue any existing account and open any new account in the name of the Customer and no subsequent transactions, receipts or payments involving such new accounts shall affect the liability of the Guarantor. 6. Payments 6.01 Payments by the Guarantor shall be made to the Bank as specified by the Bank without any set-off, counterclaim, withholding or condition of any kind except that, if the Guarantor is compelled by law to make such withholding, the sum payable by the Guarantor shall be increased so that the amount actually received by the Bank is the amount it would have received if there had been no withholding. 6.02 Payment by the Guarantor to the Bank shall be in the currency of the relevant liability or, if the Bank so agrees in writing, in a different currency, in which case the conversion to that different currency shall be made at the Exchange Rate. The Bank shall not be liable to the Guarantor for any loss resulting from any fluctuation in the Exchange Rate. 6.03 No payment to the Bank under this Guarantee pursuant to any judgment, court order or otherwise shall discharge the obligation of the Guarantor in respect of which it was made unless and until payment in full has been received in the currency in which it is payable under this Guarantee and, to the extent that the amount of any such payment shall, on actual conversion into such currency, at the Exchange Rate, fall short of the amount of the obligation, expressed in that currency, the Guarantor shall be liable for the shortfall. 6.04 Any monies paid to the Bank in respect of the Guaranteed Monies may be applied in or towards satisfaction of the same in such manner as determined by the Bank or placed to the credit of such account (including a suspense or impersonal account) and for so long as the Bank may determine pending the application from time to time of such monies in or towards the discharge of the Guaranteed Monies. 6.05 If any monies paid to the Bank in respect of the Guaranteed Monies are required to be repaid by virtue of any law relating to insolvency, bankruptcy or liquidation or for any other reason, the Bank shall be entitled to enforce this Guarantee as if such monies had not been paid. 7. Set-off The Bank may, at any time and without notice, apply any credit balance to which the Guarantor is entitled on any account with the Bank in or towards satisfaction of the Guaranteed Monies. For this purpose, the Bank is authorised to purchase, at the Exchange Rate, such other currencies as may be necessary to effect such application with the monies standing to the credit of such account. 8. Lien The Bank is authorised to exercise a lien over all property of the Guarantor coming into the possession or control of the Bank, for custody or any other reason and whether or not in the ordinary course of banking business, with power for the Bank to sell such property to satisfy the Guaranteed Monies. 9. Guarantor as Principal Debtor As a separate obligation, the Guarantor shall be liable as a principal debtor including, but not limited to, where any liability or obligation of the Customer for any of the Guaranteed Monies is or becomes unlawful, irrecoverable, invalid or unenforceable for any reason including by reason of any legal limitation, disability or incapacity or any other act, omission or circumstance which, but for this provision, would discharge the Guarantor to any extent. Any Guaranteed Monies which may not be recoverable from the Customer for any reason whatsoever shall be recoverable by the Bank from the Guarantor as principal debtor by way of indemnity under this separate obligation, on demand, together with Default Interest thereon in accordance with Clause 3.02 above. 10. Variation of Terms and Release of Security The Bank may at any time and without affecting or discharging this Guarantee or the obligations of the Guarantor: (i) extend, increase, renew, replace or otherwise vary any of the Banking Facilities; (ii) vary, exchange, abstain from perfecting or release any other security or guarantee held or to be held by the Bank as security for the Guaranteed Monies; (iii) give time for payment or accept any composition from and make any arrangement with the Customer or any other person; (iv) release any Guarantor from that Guarantor’s obligation under this Guarantee or otherwise and give any time for payment, accept any composition from or make any arrangement with any Guarantor; (v) make demand under this Guarantee and enforce all or any of the Guarantor’s obligation under this Guarantee without having enforced or sought to enforce any rights or remedies which the Bank may have in respect of the Guaranteed Monies against the Customer, any other surety or in relation to any other security; or (vi) do or omit to do any thing which but for this provision would discharge any Guarantor from liability under this Guarantee. 11. Guarantor as Trustee 11.01 The Guarantor shall not, until the whole of the Guaranteed Monies have been received by the Bank, exercise any right of subrogation, indemnity, set-off or counterclaim against the Customer or any other Guarantor or person or any right to participate in any security the Bank has in respect of the Guaranteed Monies or, unless required by the Bank to do so. to prove in the bankruptcy or liquidation of the Customer or any other Guarantor. The Guarantor shall hold any amount recovered, as a result of the exercise of any of such right, on trust for the Bank and shall pay the same to the Bank immediately on receipt 11.02 The Guarantor has not taken any security from the Customer or any other Guarantor and agrees not to do so until the Bank has received the whole of the Guaranteed Monies. Any security taken by the Guarantor in breach of this provision shall be held in trust for the Bank as security for the Guaranteed Monies and all monies at any time received in respect thereof shall be paid to the Bank immediately on receipt. 12. Negligence in Realisations This Guarantee shall not be affected as security for the Guaranteed Monies by any neglect by the Bank, or by any agent or receiver appointed by the Bank, in connection with the realisation of any other security (whether by way of mortgage guarantee or otherwise) which the Bank may hold now, or at any time in the future, for the Guaranteed Monies. 13. No Waiver No act or omission by the Bank pursuant to this Guarantee shall affect its rights, powers and remedies hereunder or any further or other exercise of such rights, powers or remedies. Page 2/4 GUARANTEE (Unlimited Amount) CBA418R9 H

14. Assignment The Guarantor may not assign or transfer any of its rights or obligations hereunder. The Bank may assign any of its rights hereunder to a person in whose favour it has made an assignment of all or any of the Banking Facilities. 15. Communications Any notice, demand or other communication under this Guarantee shall be in writing addressed to the Guarantor at its registered office address or at the last address registered with the Bank and if addressed to the Bank at its office specified in the Schedule or such other address as the Bank may notify to the Guarantor for this purpose and may be delivered personally, by leaving it at such address, by post, facsimile transmission or telex and shall be deemed to have been delivered to the Guarantor at the time of personal delivery or on leaving it at such address if sent by post at the time it would, in the ordinary course of post, be delivered, if sent by facsimile transmission or telex on the date of despatch, and to the Bank on the day of actual receipt. 16. Debt Collection and Disclosure of Information 16.01 The Bank may employ debt collecting agent(s) to collect any sum due under this Guarantee. 16.02 Without prejudicing the rights of the Bank under any other agreement with the Guarantor, the Guarantor consents to the Bank, for such purposes as the Bank may consider reasonably appropriate, disclosing and/or obtaining information about the Guarantor (including details of all or any transactions or dealings between the Guarantor and the Bank) and this Guarantee, both within and outside the Hong Kong Special Administrative Region, to or from (as the case may be): (i) any agent contractor or third party service provider which provides services to the Bank in relation to the operation of its business (including without limitation administrative, telecommunications, computer, payment or processing services); (ii) credit reference agencies; (iii) any person to whom the Bank proposes to sell, assign or transfer, or has sold, assigned or transferred, all or any of its rights in relation to this Guarantee or the Banking Facilities; (iv) any company within the HSBC Group, being HSBC Holdings plc and its associated and subsidiary companies from time to time or any of its or their agents; or (v) any other person, if required or permitted by applicable laws, regulations, regulators’ or other authorities’ guidelines or judicial process to do so. 16.03 If any information disclosed by the Guarantor to the Bank includes information of any third party, the Guarantor confirms and warrants that it has obtained the consent of such third party to the provision of such information to the Bank for such purposes and for disclosure to such persons as referred to in Clause 16.02. The Guarantor agrees to indemnify and hold the Bank harmless from all costs, penalties, damages and other losses incurred as a result of the Guarantor’s breach of this Clause 16,03. 17. Severability Each of the provisions of this Guarantee is severable and distinct from the others and, if one or more of such provisions is or becomes illegal, invalid or unenforceable, the remaining provisions shall not be affected in any way. 18. Governing Law and Jurisdiction 18.01 This Guarantee is governed by and shall be construed in accordance with the laws of the Hong Kong Special Administrative Region (“Hong Kong”). 18.02 The Guarantor submits to the non-exclusive jurisdiction of the Hong Kong courts but this Guarantee may be enforced in the courts of any competent jurisdiction. 18.03 No person other than the Bank and the Guarantor will have any right under the Contracts (Rights of Third Parties) Ordinance to enforce or enjoy the benefit of any of the provisions of this Guarantee. 19. Governing Version A Chinese translation of this Guarantee shall be provided to the Guarantor upon request The English version is the governing version and shall prevail whenever there is any discrepancy between the English version and the Chinese version. 20. Process Agent If a Process Agent is specified in the Schedule, service of any legal process on the Process Agent shall constitute service on the Guarantor, 21. Headings In this Guarantee the headings arc for guidance only and shall not affect the meaning of any clause. 22. Execution IN WITNESS WHEREOF this Guarantee has been executed and delivered by the Guarantor as a deed on 7 SEP 2017 Page 3/4 GUARANTEE (Unlimited Amount) CBA418R9 H

Schedule

Details of Customer

Name: TREASURE SUCCESS INTERNATIONAL LIMITED

*Address: 19/F FORD GLORY PLAZA, 37-39 WING HONG STREET, CHEUNG SHA WAN, KOWLOON

**P O Box is not acceptable.*

Details of Guarantor

1. Name: CHOI LIN HUNG

*Address: 19/F FORD GLORY PLAZA, 37-39 WING HONG STREET, CHEUNG SHA WAN, KOWLOON

Identification Document Type and Number: HKID NO. E721641(A)

Name of Process Agent:

*Address of Process Agent:

, the Hong Kong Special Administrative Region

2. Name: NG TSZE LUN

*Address: 19/F FORD GLORY PLAZA, 37-39 WING HONG STREET, CHEUNG SHA WAN, KOWLOON

Identification Document Type and Number: HKID NO. D163121(8)

Name of Process Agent:

*Address of Process Agent:

, the Hong Kong Special Administrative Region

**P O Box is not acceptable*

Address of Bank's Office (for the purpose of Clause 15 only)

1 Queen's Road Central, Hong Kong, the Hong Kong Special Administrative Region

Execution by Individual

Signed, Sealed and Delivered by the Guarantor:	**Witnessed by:**
1 Signature of Guarantor — L.S.	Signature of Witness Full Name (in Block Letters): Office:
Name of Guarantor: CHOI LIN HUNG	Identification Document Type and Number:
2 Signature of Guarantor — L.S.	Signature of Witness Full Name (in Block Letters): Office:
Name of Guarantor: NG TSZE LUN	Identification Document Type and Number:

CBA41889 H

GUARANTEE (Unlimited Amount) Page 4/4

To: The Hongkong and Shanghai Banking Corporation Limited The Hong Kong Special Administrative Region EXPLANATORY NOTES - GUARANTEE BY INDIVIDUAL(S) You have been asked to sign a guarantee (the “Guarantee”) by The Hongkong and Shanghai Banking Corporation Limited (the “Bank”) a copy of which is attached to this Explanatory Note. THE BANK RECOMMENDS THAT YOU SEEK INDEPENDENT LEGAL ADVICE BEFORE SIGNING THE GUARANTEE. THIS EXPLANATORY NOTE IS INTENDED TO HELP YOU BY EXPLAINING THE MEANING OF SOME OF THE MAIN CLAUSES IN THE GUARANTEE. IF YOU HAVE ALREADY PROVIDED THE BANK, OR IN FUTURE PROVIDE THE BANK, WITH SECURITY FOR YOUR OWN LIABILITIES (INCLUDING WITHOUT LIMITATION ANY SECURITY AS SPECIFIED IN THE COPY OF THE FACILITY LETTER EVIDENCING OBLIGATIONS TO BE GUARANTEED/SECURED WHICH HAS BEEN PROVIDED TO YOU AND ANY PROPERTY MORTGAGE), YOU SHOULD NOTE THAT SUCH SECURITY MAY ALSO SECURE YOUR LIABILITIES UNDER THE GUARANTEE. IF AFTER READING THE GUARANTEE AND THIS NOTE, THERE IS ANYTHING IN THE GUARANTEE YOU DO NOT UNDERSTAND, OR YOU WANT ANY ADVICE ABOUT THE GUARANTEE OR THE CONSEQUENCES OF SIGNING IT, YOU SHOULD TAKE INDEPENDENT LEGAL ADVICE BEFORE SIGNING. The main provisions in the Guarantee are: 1. The Guarantee makes you liable for all money and debts owed by the person named as “the Customer” in the Guarantee. The expression “Customer” means all or any one or more persons/entities named in the Guarantee. 2. If the Guarantee is given by more than one person, the Guarantee makes you jointly and individually liable for all money and debts owed by the person named as “the Customer” in the Guarantee and the Bank may claim all of the monies owing under the Guarantee from any one of you without having to claim those monies from all of you. 3. If the Guarantee is a “Guarantee (Unlimited Amount)” (an Unlimited Guarantee), your liability for the Customer’s debts is for an unlimited amount. Where the Guarantee is headed “Guarantee (Limited Amount)” (Limited Guarantee), you are liable for the Customer’s debts up to the amount of the “Maximum Liability” as described in the Guarantee. Those debts can be overdrafts, loans, interest, costs, charges or any other money owed by the Customer (or any one or more of them) to the Bank, including money owed by the Customer jointly with any other person. 4. Facilities made available by the Bank to the Customer will normally be repayable on demand. We may make demand under the Guarantee if the Customer fails to repay the Bank when the Customer should. 5. If you do not pay the guaranteed monies to the Bank when they are due, the Bank may charge you interest on that overdue amount and any costs it incurs in recovering such monies from you. Under a Limited Guarantee, interest and costs are recoverable by the Bank and are included in the definition of “Maximum Liability”. 6. If the Guarantee is an Unlimited Guarantee, then the Bank, without needing to inform you or seek your permission, can change, renew or replace any loan or facility made available to the Customer. Should there be any new or increased facilities granted to the Customer, the Bank will inform you but will not be required to seek your permission. 7. If the Guarantee is a Limited Guarantee, then the Bank, without needing to inform you or seek your permission, can change, renew or replace any loan or facility made available to the Customer or, provided the amount of the “Maximum Liability” as described in the Guarantee is not exceeded, grant any new or increased facilities to the Customer. 8. You can serve one month’s notice ending the Bank’s right to continue lending further money to the Customer secured by the Guarantee. That notice will be effective one month after receipt by the Bank. When that notice expires, you will remain liable for whatever monies are owed by the Customer or which the Bank is committed to advance to the Customer at that date, where you have given an Unlimited Guarantee but only up to the “Maximum Liability” where the Guarantee is a Limited Guarantee. 9. If you comprise two or more persons, the notice referred to in paragraph 8 may be given by any one of you. The Bank will treat any such notice as terminating that person’s liability without affecting or terminating the obligations or liability of any other person(s) who has/have not served notice of termination. 10. The Bank may, without giving you any notice before doing so, use any money you have in any of your accounts with the Bank to pay your liabilities under the Guarantee. 11. You cannot, without the permission of the Bank either seek repayment of any money you pay to the Bank under the Guarantee from the Customer, or claim against any other security the Bank holds for the Customer’s debts until all the monies and debts owed by the Customer to the Bank have been fully repaid. 12. The Bank may require you to pay to the Bank any money you do receive before the Bank is fully repaid. The Code of Banking Practice If we have the Customer’s consent, we will, if you ask us to, provide you with a copy of the last statement of account issued to the Customer in relation to the facilities covered by the Guarantee. Supporting Security If you provide supporting security for your guarantee liabilities (for example in the form of a mortgage over a property, a charge over shares or a sum of money deposited with this or another bank), then the Bank recommends that you also seek independent legal advice before signing such supporting security. Member HSBC Group Page 1/4 CBA481R2 (301013)W (110314) (121015)

Further, as mentioned above, any security already provided or that are provided in future by any of you to the Bank for your own individual liabilities will also secure your liabilities under the Guarantee. If the Bank makes demand for payment under the Guarantee, and you do not pay the sums demanded, then the Bank may, usually after further demand, enforce any supporting security. This enforcement will include taking possession of and selling any property or shares mortgaged to the Bank or applying the amount of any deposits charged to discharge your liabilities. I/We confirm that I/we have read the above and the Guarantee and that I/we understand the terms of the Guarantee. I/We understand that this Explanatory Note does not explain all of the clauses in the Guarantee, but only the main clauses. If I/we sign the Guarantee without independent legal advice. I/we acknowledge that the Bank has recommended that I/we take such independent legal advice. I/We am/are willing to sign the Guarantee and to provide any supporting security. I/We understand that this will make me/us liable for all the Customer’s debts to you if the Guarantee is an Unlimited Guarantee, or up to the amount of the “Maximum Liability” where the Guarantee is a Limited Guarantee in each case including interest and costs incurred by you as described above. EXPLANATORY NOTES - GUARANTEE BY INDIVIDUAL(S) Page 2/4 CBA481R2 (301013)W (110314)

Signed by In the Presence of X X Name Name CHOI LIN HUNG Identification Document Type and Number Identification Document Type and Number Address Address Signed by In the Presence of X X Name Name NG TSZE LUN Identification Document Type and Number Identification Document Type and Number Address Address Signed by In the Presence of X X Name Name Identification Document Type and Number Identification Document Type and Number Address Address Signed by In the Presence of X X Name Name Identification Document Type and Number ldentification Document Type and Number Address Address Signed by In the Presence of X X Name Name Identification Document Type and Number Identification Document Type and Number Address Address EXPLANATORY NOTES - GUARANTEE BY INDIVIDUAL(S) Page 3/4 CBA481R2 (301013)W (110314)

Signed by In the Presence of X X Name Name Identification Document Type and Number Identification Document Type and Number Address Address Signed by In the Presence of X X Name Name Identification Document Type and Number Address Identification Document Type and Number Address Signed by In the Presence of X X Name Name Identification Document Type and Number Identification Document Type and Number Address Address Signed by In the Presence of X X Name Name Identification Document Type and Number Identification Document Type and Number Address Address Signed by In the Presence of X X Name Name Identification Document Type and Number Identification Document Type and Number Address Address EXPLANATORY NOTES - GUARANTEE BY INDIVIDUAL(S) Page 4/4 CBA481R2 (301013)W (110314)